CURRENT REPORT 8-K, NOVABAY PHARMACEUTICALS, INC

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 20 , 2009
NovaBay Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
California	001-33678	68-0454536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5980 Horton Street, Suite 550, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(510) 899-8800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

NovaBay Pharmaceuticals, Inc. announced on March 25, 2009, that it entered into an agreement with Galderma S.A. to develop and commercialize NovaBay’s novel proprietary Aganocide® compounds.  Under the terms of the agreement, Galderma receives exclusive worldwide, with the exception of certain Asian markets, of pharmaceutical products incorporating Aganocide compounds for dermatological conditions, excluding onychomycosis (nail fungus) and orphan drug indications.

Under the terms of the agreement, NovaBay expects to receive from Galderma up to $50 million upon achievement of certain development and regulatory milestones related to acne and impetigo indications and future royalties on net sales of products.  The agreement also envisages further cooperation for additional dermatological products and indications.  Under the agreement, NovaBay will also receive escalating double-digit royalties on net sales of products.

Galderma will be responsible for the development costs for acne and other indications, except in Japan, and for the ongoing development program for impetigo, after the achievement of a specified milestone. Galderma will also reimburse NovaBay for the use of its personnel in support of the collaboration. NovaBay retains the right to co-market products resulting from the agreement in Japan. In addition, NovaBay has retained all rights in other Asian markets outside Japan, and has exclusive rights to promote the products developed under the agreement in the hospital and other healthcare institutions in North America.

The statements in this Form 8-K relating to expected financial and other benefits to be received from the Galderma agreement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the risk that results obtained in animal models may not be obtained in humans; the risk that milestones and net sales may not be achieved under the Galderma agreement; and the risk of unexpected delays in the regulatory process may delay the commencement or completion of clinical trials.  Other risks relating to NovaBay and Aganocide® compounds, including risks that could cause actual results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s Quarterly Report on Form 10-Q/A for the period ended September 30, 2008, under the caption "Risk Factors" in Item 1A of Part II of that report, which was filed with the Securities and Exchange Commission on November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 25, 2009                                                                    NOVABAY PHARMACEUTICALS, INC.

          By:           /s/ THOMAS PAULSON
               Thomas J. Paulson
                                      Chief Financial Officer and Treasurer